                                                    Executive 46

Loan No. 87532

Prepared By and
After Recording Return To:
Kimberly T. Feltman, Esq.
AEGON USA Realty Advisors, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5223

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ATTENTION: COUNTY CLERK--THIS INSTRUMENT COVERS GOODS THAT ARE OR WILL BECOME
FIXTURES ON THE DESCRIBED REAL PROPERTY AND SHOULD BE FILED FOR RECORD IN THE REAL PROPERTY RECORDS WHERE MORTGAGES ON REAL ESTATE ARE RECORDED. THIS INSTRUMENT SHOULD ALSO BE INDEXED AS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT COVERING GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY. THE MAILING ADDRESSES, TELEPHONE NUMBERS, AND FAX NUMBERS OF THE MORTGAGEE/SECURED PARTY AND THE MORTGAGOR/DEBTOR ARE WITHIN.
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                        MORTGAGE AND SECURITY AGREEMENT

              (WITH UCC FINANCING STATEMENT FOR FIXTURE FILING)

710 RT. 46 REALTY, LLC., C/O PRINCIPAL INVESTMENT GROUP, INC.,
Mortgagor

having an office at
c/o Principal Investment Group
950 3rd Avenue
31st floor
New York, New York 10022
to

LIFE INVESTORS INSURANCE COMPANY OF AMERICA an Iowa corporation,
Mortgagee,

having an office c/o AEGON USA Realty Advisors, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5223
LOAN AMOUNT: $6,600,000
PREMISES: 710 ROUTE 46, FAIRFIELD, ESSEX COUNTY, NEW JERSEY

                      MORTGAGE AND SECURITY AGREEMENT
          (WITH UCC FINANCING STATEMENT FOR FIXTURE FILING)

THIS MORTGAGE AND SECURITY AGREEMENT IS MADE AND GIVEN AS OF THE 29 of April by 710 RT. 46 REALTY, LLC., c/o Principal Investment Group, Inc., a limited liability company organized under the laws of New Jersey, having an office at c/o Principal Investment Group, 950 3rd Avenue, 31st floor, New York,
New York 10022 ("Mortgagor"), to LIFE INVESTORS INSURANCE COMPANY OF
AMERICA, an Iowa corporation having an office c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5223 ("Mortgagee"). The definitions of capitalized terms used in this Mortgage may be found either in Section 3 below, or through the cross-references provided in that Section.

1.   RECITALS

     A. Under the terms of a commercial Mortgage Loan Application and Commitment dated December 3, 1996 (the "Commitment"), AEGON USA Realty Advisors, Inc. ("AEGON"), as agent for Mortgagee, agreed to fund a loan in an original principal amount to be determined in accordance with procedures described in the Commitment (the "Loan").

     B. Mortgagee has funded the Loan in the principal amount of $6,600,000 in accordance with the Commitment, and to evidence the Loan, Mortgagor has executed and delivered to Mortgagee a certain secured promissory note, of even date, in the amount of $6,600,000.

     C. The Commitment requires that the Loan be secured by certain real property and by certain tangible and intangible personal property.

2.   GRANTING CLAUSE

     To secure the repayment of the Indebtedness and performance of Mortgagor's other Obligations, and in consideration of the sum of ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are acknowledged, Mortgagor mortgages, grants, bargains, sells, warrants, conveys, alienates, releases, assigns, sets over and confirms to Mortgagee, and to its successors and assigns forever, a mortgage interest in the Real Property, the Leases, the Rents, the Assigned Accounts, the Assigned Rights, the Condemnation Proceeds, and the Insurance Proceeds, and grants to Mortgagee a security interest in the Personal Property.

DEFINED TERMS

1. "ABSOLUTE ASSIGNMENT OF LEASES AND RENTS" means the Loan Document bearing this heading.

2. "APPURTENANT EASEMENTS" means the declarations, easements, covenants, restrictions and agreements, if any, identified on the attached Exhibit A.

3. "ASSIGNED ACCOUNTS" means all rights to the present or future payment of money, if the amounts to be paid relate to the use or operation of the Real Property, from any construction on the Real Property, or from the deposit of any such amounts with banks, savings and loan institutions, brokerage firms or other financial institutions, title insurance companies or agencies, or courts, including property management accounts (whether held in the name of Borrower or of a property manager), accounts receivable, reserves, deferred payments, escrow funds, disputed Rents, refunds (including tax, insurance and utility rebates, credits or refunds), earnest money or sales contract deposits, chattel paper, securities entitlements, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Mortgagee).

4. "ASSIGNED RIGHTS" means all of Mortgagor's rights (whether presently existing or arising in the future) under all contracts, claims and licenses that relate to the Real Property and may benefit its owner, including air rights, mineral rights, water rights, claims against third parties for damages to the Property, franchises, construction, roof and equipment guarantees and warranties, building licenses and permits, development permits, licenses and applications (whether or not yet approved or issued) management contracts, service contracts, leases of Fixtures or of Personal Property, and all of Mortgagor's right, title and interest (whether presently existing or arising in the future) in and to unearned insurance premiums, any greater estate in the Real Property, trade names, property management files, trademarks, tradestyles, service marks, copyrights, accounting books and records, site plans, surveys, blueprints, and construction drawings, plans and specifications, and the work product of architects, environmental consultants, property tax consultants, engineers, and any other third party contractors whose services benefit the Real Property.

5. "BUSINESS DAY" means any day when state and federal banks are open for business in Cedar Rapids, Iowa.

6.   "CODE" means the Uniform Commercial Code, as in effect in New Jersey.

7. "CONDEMNATION PROCEEDS" means all money or other property that has been or is in the future, awarded or agreed to be paid or given in connection with any taking by eminent domain of all or any part of the Real Property (including a taking through the vacation of any street dedication or through a change of grade of such a street), either permanent or temporary, or in connection with any purchase in lieu of such a taking, or as a part of any related settlement.

8. "DEFAULT" means any of the acts, omissions, or circumstances specified in Section 10 below.

9. "ENVIRONMENTAL LAWS" means all present and future laws, statutes, ordinances, rules, regulations, orders, guidelines, rulings, decrees, notices and determinations of any Governmental Authority pertaining to health, underground storage tank regulation or removal, protection of the environment, natural resources, wetlands, conservation, wildlife, waste management, regulation of activities involving Hazardous Substances, and pollution, or relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Substances, including, for example, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
Section 9601(20)(D), the Resource Conservation and Recovery Act, 42 U.S.C.
Section 9601 ET SEQ., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act,
42 U.S.C. Section 7401 ET SEQ. and the Toxic Substances Control Act,
15 U.S.C. Section 2601 ET SEQ., and all administrative and judicial actions respecting such legislation, all as amended from time to time.

10. "ESA" means the written environmental site assessment of the Real Property obtained under the terms of Section 4.2.2 of the Commitment.

11. "ESCROW EXPENSES" means those expenses in respect of Insurance Premiums and Impositions that Mortgagee elects to pay directly from the Escrow Fund using monies accumulated through the collection of Monthly Escrow Payments.

12. "ESCROW FUND" means the accounting entry maintained on the books of Mortgagee as funds available for the payment of Escrow Expenses under the terms of this Mortgage.

13. "FINANCING STATEMENTS" means the Uniform Commercial Code financing statements filed to perfect the security interests securing the indebtedness, as amended or extended from time to time.

14. "FIXTURES" means all materials, supplies, equipment, apparatus and other items now or hereafter attached to or installed on the Real Property in a manner that causes them to become fixtures under the law of New Jersey, including all built-in or attached furniture or appliances, elevators, escalators, heating, ventilating and air conditioning system components, emergency electrical generators and related fuel storage or delivery systems, septic system components, storm windows, doors, electrical equipment, plumbing, water conditioning, lighting, cleaning, snow removal, lawn, landscaping, irrigation, security, incinerating, firefighting, sprinkler or other fire safety equipment, bridge cranes or other installed materials handling equipment, satellite dishes or other telecommunication equipment, built-in video conferencing equipment, sound systems or other audiovisual equipment, and cable television distribution systems. Fixtures do not include trade fixtures, office furniture and office equipment owned by tenants and neither necessary nor desirable for the operation of the Real Property as income-producing commercial real estate.

15. "GOVERNMENTAL AUTHORITY" means any political entity with the legal authority to impose any requirement on the Property, including the governments of the United States, the State of New Jersey, County of Essex, Township of Fairfield and any other entity with jurisdiction to decide, regulate, or affect the ownership, construction, use, occupancy, possession, operation, maintenance, alteration, repair, demolition or reconstruction of any portion or element of the Real Property.

16. "HAZARDOUS SUBSTANCES" means: (A) any hazardous wastes or toxic chemicals, materials, substances or wastes as defined by the Environmental Laws; (B) any "oil," as defined by the Federal Water Pollution Control Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil); (C) any substance, the presence of which is now or in the future prohibited, regulated or controlled by any Environmental Law or any other law, regulation, statute or ordinance of any Governmental Authority;
(D) any asbestos or asbestos containing materials, (E) any polychlorinated biphenyls ("PCBs"), (E) urea formaldehyde, (F) atmospheric radon at levels over four picocuries per cubic liter, (G) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or similar wastes, and (H) any industrial, nuclear or medical by-products. However, "Hazardous Substances" include neither (a) immaterial quantities of automotive motor oil leaked inadvertently from vehicles in the ordinary course of the operation of the Real Property and cleaned up in accordance with reasonable property management procedures and any applicable law nor (b) immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Real Property in accordance with any applicable law.

17. "IMPOSITIONS" means all real and personal property taxes, assessments, and all other charges that appear on a real property tax bill or other billing by a governmental or quasi-governmental taxing authority; general or special assessments; personal and ad valorem property taxes; fees for any easement, license or agreement maintained for the benefit of the Property and which may be assessed, levied or imposed as a lien on the Property; and any and all other taxes, levies, user fees, claims, charges and assessments whatsoever that at any time may be assessed, levied or imposed as a lien on the Property or upon its ownership, use, occupancy or enjoyment, and any related costs, interest or penalties. In addition, "Impositions" include all documentary, stamp or intangibles taxes that may become due in connection with any future advance made by Mortgagee to Mortgagor.

18. "IMPROVEMENTS" means all buildings and improvements of any kind erected or placed on the Land now or in the future, including the Fixtures, together with all appurtenant rights, privileges, easements, tenements, hereditaments, titles, reversions, remainders and other interests.

19. "INDEBTEDNESS" means all sums that are owed or become due pursuant to the terms of the Note, this Mortgage, or any of the other Loan Documents, including scheduled principal payments, scheduled interest payments, default interest, late charges, prepayment premiums, accelerated or matured principal balances, advances, collection costs, receivership costs and all other financial obligations of Mortgagor incurred in connection with the Loan transaction.

20. "INDEMNIFICATION AGAINST ENVIRONMENTAL LIABILITIES" means the document bearing that heading.

21. "INSURANCE PREMIUMS" means all premiums or other charges required to maintain in force any and all insurance policies that this Mortgage requires that Mortgagor maintain.

22. "INSURANCE PROCEEDS" means all proceeds of all insurance now or hereafter carried by or payable to Mortgagor with respect to the Property, or the interruption of rents or income derived from the Property, all unearned insurance premiums and all related claims or demands.

23. "LAND" means that certain tract of land located in Fairfield, Essex County, New Jersey, which is described on the attached Exhibit A, together with all appurtenances, including all Mortgagor's right title and interest to and in the air space above the Land and all alley, party wall, drainage, sewer, mineral, water, oil and gas, vault and other rights, estates, titles, interests, privileges, easements, tenements, hereditaments, titles, royalties, reversions, remainders and other interests.

24. "LEASES" means all leases, subleases, licenses, concessions, extensions, renewals and other agreements (whether written or oral, and whether presently effective or made in the future) through which Mortgagor grants any possessory interest in and to, or any right to occupy or use, all or any part of the Real Property, and any related guaranties.

25. "LEGAL REQUIREMENTS" means all laws, statutes, rules, regulations, ordinances, judicial decisions, administrative decisions, building permits, development permits, certificates of occupancy, or other requirements of any Governmental Authority.

26. "LOAN DOCUMENTS" means all documents evidencing the Loan or delivered in connection with the Loan, whether entered into at the closing of the Loan or in the future.

27. "MONTHLY ESCROW PAYMENT" means the sum of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement, and the Monthly Reserve Requirement.

28. "MONTHLY IMPOSITION REQUIREMENTS" means one-twelfth of the annual amount that Mortgagee estimates (based on available historical data and, if future Impositions are as yet undetermined, on a 5% annual inflation factor) will be required to permit the timely payment by Mortgagee of those Impositions that Mortgagee elects, from time to time, to pay from the Escrow Fund.

29. "MONTHLY INSURANCE PREMIUM REQUIREMENT" means one-twelfth of the annual amount that Mortgagee estimates (based on available historical data and using, if future Insurance Premiums are as yet undetermined, a 5% inflation factor) will be required to permit the timely payment of the Insurance Premiums by Mortgagee.

30. "MONTHLY RESERVE REQUIREMENT" means the amount that Mortgagee estimates will, over the subsequent twelve months, result in the accumulation of a surplus in the Escrow Fund equal to one-sixth of the sum of the Annual Imposition Requirement and the Annual Insurance Premium Requirement. (Once the reserve of one-sixth of the sum of the Annual Imposition Requirement and the Annual Insurance Premium Requirement is accumulated, then the Monthly Reserve Requirement shall be met).

31. "NOTE" means the promissory note made by Mortgagor today to evidence the Indebtedness in the original principal amount of $6,600,000, together with all extensions and modifications.

32. "NOTICE" means a notice given in accordance with the provisions of Subsection 14(K).

33. "OBLIGATIONS" means all of the obligations required to be performed under the terms and conditions of any of the Loan Documents by any person other than the Mortgagee.

34. "OBLIGOR" means Mortgagor or any other natural person, trust or business organization that is liable under the Loan Documents for the payment of any portion of the Indebtedness, or the performance of any other Obligation, under any circumstances.

35. "PERMITTED ENCUMBRANCES" means the encumbrances or other matters listed on Exhibit B.

36. "PERMITTED TRANSFER" means a transfer specifically described in Section 14 as permitted.

37. "PERSONAL PROPERTY" means (A) all materials, appliances, equipment or items located at the Real Property now or in the future and that may be incorporated in the Real Property through construction, attachment, or installation, and that are used, or are capable of being used, in the operation of the Real Property as commercial real estate, including (i) appliances, equipment or items required under any lease to be provided by Mortgagor to any tenant, (ii) materials or equipment for use in the maintenance, alteration, landscaping or repair of the Real Property, including snow removal, lawn, landscaping, irrigation, security, incineration, and hazardous waste storage, monitoring, testing, containment or abatement supplies and equipment, (iii) electrical lights and fixtures (whether or not permanently wired), backup generators and related fuel storage and delivery systems, (iv) rugs, carpeting, office furnishings, art work, decorations, window treatments and equipment located in any on-site leasing office, located in any lobby, hall or other common area, or used in connection with any "executive suites" operation, (v) vehicles (if any) used to transport prospective tenants or to maintain or operate the Real Property, (vi) components of heating, ventilation and air conditioning systems and air quality testing equipment, (vii) spare or detached parts for elevators, escalators or other mechanical systems, (viii) all site or building plans and specifications, construction records, and architectural or engineering drawings relating to the Real Property, (ix) sewer or septic system components, (x) water wells, whether for purposes of water supply or groundwater testing or sampling, (xi) components of plumbing and water conditioning systems, (xii) firefighting, sprinkler or other fire safety equipment, (xiii) central telephone switches, antennae, satellite dishes or other telecommunication equipment, and (xiv) video conferencing equipment, audio equipment and cable television distribution systems; and (B) the Assigned Rights and the Assigned Accounts, to the extent that they comprise personal property subject to the Code.

38. "PROPERTY" means the Real Property, the Personal Property, the Leases, the Rents, the Assigned Rights, the Assigned Accounts, the Condemnation Proceeds and the Insurance Proceeds.

39. "REAL PROPERTY" means the Land, the Improvements, the Fixtures, and all of Mortgagor's right, title and interest to all appurtenant rights, privileges, tenements, hereditaments, easements, or other interests that run with the Land, including any Appurtenant Easements, benefits of railroad sidings, drainage rights, sewer rights and rights of ingress and egress.

40. "RECOURSE OBLIGATIONS" means the recourse obligations, or "carveouts," that are defined in the Note and in Section 21.

41. "RENTS" means all rents, lease termination fees, proceeds of letters of credit or other devices securing future rental payments, revenues, income, proceeds, royalties, profits and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting minerals from, or otherwise enjoying the Real Property, whether presently existing or arising in the future, to which Mortgagor may now or thereafter become entitled or may demand or claim.

TITLE

Mortgagor represents to and covenants with Mortgagee and with its successors and assigns that, at the point in time of the grant of the lien created by this Mortgage, Mortgagor is well seized of good and indefeasible estate to the Real Property, in fee simple absolute, subject to no lien or encumbrance except the Permitted Encumbrances. Mortgagor has good and merchantable title to the Personal Property, and has the incontestable right to grant a first priority security interest in the Personal Property, free of any rights of lessors or of sellers under conditional sales contracts or other financing arrangements. Mortgagor warrants this estate and title to Mortgagee and to its successors and assigns forever, against all lawful claims and demands. Mortgagor shall maintain mortgage title insurance from a solvent carrier, covering the Real Property in an amount at least equal to the amount of the Indebtedness. This Mortgage is and shall remain a valid and enforceable first lien on the Real Property, and if the validity or enforceability of this first lien is attacked or called into question, Mortgagor shall diligently and continuously defend it through appropriate proceedings. Should it fail to do so, Mortgagee may at Mortgagor's expense take all necessary and proper action, including the engagement and compensation of legal counsel, the prosecution or defense of litigation, and the compromise or discharge of claims. Mortgagor shall defend, indemnify and hold Mortgagee harmless in any suit or proceeding brought to challenge or attack the validity, enforceability or priority of the lien granted by this Mortgage. If a prior construction, mechanics' or materialmen's lien on the Real Property arises by operation of statute during any construction or repair of the Improvements, Mortgagor, shall either cause the lien to be discharged by paying when due any amounts owed to such persons, or shall comply with Section 12 of this Mortgage.

REPRESENTATION AND WARRANTIES

Mortgagor (i) represents to Mortgagee, and to its successors and assigns, that the following statements are true as of the date of this Mortgage, and
(ii) warrants to Mortgagee, and to its successors and assignes, that the following statements shall remain true during the term of the Loan:

A)   FORMATION AND EXISTENCE

          Mortgagor is a limited liability company duly formed and validly existing under the laws of New Jersey, is duly qualified to do business in and is in good standing under, the laws of New Jersey, and has obtained all licenses and permits and filed all statements of fictitious name and registrations necessary for the lawful operation of its business.

B)   POWER AND AUTHORITY

          Mortgagor has full power and authority to carry on its business as presently conducted, to own the Property, to execute and deliver the Loan Documents that it has executed, and to perform its obligations under them.

C)   DUE AUTHORIZATION

          The Loan transaction and the performance of all of Mortgagor's obligations under the Loan Documents have been duly authorized by all requisite limited liability company action, and each individual executing any Loan Document on behalf of the Mortgagor has been duly authorized to do so.

D)   NO DEFAULT OR VIOLATIONS

          The execution and performance of Mortgagor's obligations under the Loan Documents will not result in any breach of, or constitute a default under, any contract, agreement, document or other instrument to which Mortgagor is a party or by which Mortgagor may be bound or affected, and do not and will not violate or contravene any law to which Mortgagor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with the Loan Documents.

E)   NO FURTHER APPROVAlS OR ACTIONS REQUIRED

          No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of the Loan Documents by Mortgagor.

F)   DUE EXECUTION AND DELIVERY

          Each of the Loan Documents to which Mortgagor is a party has been duly executed and delivered on behalf of Mortgagor.

G)   LEGAL, BINDING, VALID AND ENFORCEABLE

          Each of the Loan Documents to which Mortgagor is a party constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action or law or in equity).

H)   ACCURATE FINANCIAL INFORMATION

          All financial information furnished by Mortgagor to Mortgagee in connection with the application for the Loan is true, correct and complete in all material respects and does not omit to state any fact or circumstance necessary to make the statements in them not misleading, and there has been no material adverse change in the financial condition of Mortgagor since the date of such financial information.

I)   COMPLIANCE WITH LEGAL REQUIREMENTS

          All governmental approvals and licenses required in order for Mortgagor to conduct its business and maintain and operate the Real Property in compliance with applicable law are in full force and effect, and the Real Property currently is being operated in compliance with the Legal Requirements in all material respects.

J)   CONTRACTS AND FRANCHISES

          All contracts and franchises necessary in order for Mortgagor to conduct its business and operate in Real Property in accordance with good commercial practice are in force.

K)   NO CONDEMNATION PROCEEDING

          The Mortgagor has no knowledge of any present, pending or threatened condemnation proceeding or award affecting the Real Property.

L)   NO CASUALTY

          No damage to the Real Property by any fire or other casualty has occurred and remained unrepaired.

M)   COMPLETE LOTS AND TAX PARCELS

          The Land is comprised exclusively of tax parcels that are entirely included within the Land, and of subdivision lots that are entirely included within the Land.

COVENANTS

A)   PAYMENT AND PERFORMANCE

          Mortgagor shall pay the indebtedness and perform all of its other obligations under the Loan Documents, as and when the Loan Documents require such payment and performance.

B)   PAYMENT OF IMPOSITIONS

     (1) The Mortgagor shall pay the impositions on or before the last day on which they may be paid without penalty or interest, and shall, within thirty days, furnish Mortgagee with a paid receipt or a cancelled check as evidence of payment. If Mortgagee does not receive such evidence, Mortgagee may secure it directly. It if does so, Mortgagee will charge Mortgagor an administrative fee of $250 for securing the evidence of payment. This fee will be a demand obligation under the terms of this Mortgage. The Mortgagor may meet the requirements of the Subsection by remitting the Monthly Escrow Payments when due, by immediately providing notice to Mortgagee of any new Imposition or increased Imposition unknown to Mortgagee, and by paying to Mortgagee on demand any amount required to increase the Escrow Fund to an amount sufficient to permit Mortgagee to pay all Impositions from the Escrow Fund on time. If Mortgagor wishes to contest the validity or amount of an Imposition, it may do so by complying with Section 12.

     (2) If any new Legal Requirement (other than a general tax on income or on interest payments) taxes the Mortgage so that the yield on the Indebtedness would be reduced, and Mortgagor may lawfully pay the tax or reimburse Mortgagee for its payment, Mortgagor shall do so.

C)   MAINTENANCE OF THE REAL PROPERTY

          Mortgagor shall not commit or permit any waste of the Real Property as a physical or economic asset, and agrees to maintain in good repair the improvements, including structures, roofs, mechanical systems, parking lots or garages, and other components of the Real Property that are necessary or desirable for the use of the Real Property, or which Mortgagor as landlord under any Lease is required to maintain for the benefit of any tenant. In its performance of this obligation, Mortgagor shall promptly and in a good and workmanlike manner repair or restore, as required hereunder, any elements of the Improvements that are damaged or destroyed. The Mortgagor shall also replace roofs, parking lots, mechanical systems, and other elements of the Real Property requiring periodic replacement. The Mortgagor shall carry out such replacements no less frequently than would any commercially reasonable owner intending to maintain the maximum income-generating potential of the Real Property over its reasonable economic life. Mortgagor shall not, without the prior written consent of Mortgagee (except as to tenant improvements pursuant to leases approved or deemed approved by Mortgagee), demolish, reconfigure, or materially alter the Improvements, but Mortgagee agrees that any request for its consent to such an action shall be deemed given if Mortgagee declines to respond within fifteen (15) Business
     Days to any written request for such a consent, if the request is accompanied by all materials required to permit Mortgagee to analyze the proposed action.

D)   USE OF THE REAL PROPERTY

          The Mortgagor shall cause the Real Property to be used as a commercial office property and for no other purpose.

E)   LEGAL REQUIREMENTS

          The Mortgagor shall comply with all Legal Requirements relating to the Real Property at all times.

F)   INDEPENDENCE OF THE REAL PROPERTY

          The Mortgagor shall maintain the independence of the Real Property from other land and improvements not included within or located on the Land. In fulfilling this covenant, Mortgagor shall neither take any action which would make it necessary to own or control any property other than the Real Property in order to meet the obligations of the landlord under any Lease, or in order to comply with the Legal Requirements, nor take any action which would cause any land or improvements other than the Land and the Improvements to rely upon the Land or the Improvements for those purposes, nor impair the integrity of the Land as one or more complete subdivided lots and tax parcels.

G)   REBUILDING UPON CASUALTY AND REMEDIATION OF EFFECT OF CONDEMNATION

          If a casualty occurs, Mortgagor shall rebuild the Improvements provided that, to the extent and as required hereunder, Mortgagee makes available to Mortgagor any Insurance Proceeds received with respect to such casualty. If any portion of the Real Property is taken by power of eminent domain, Mortgagor shall remedy its effects. In either case, the rebuilding or remediation shall restore the Real Property's value and potential to generate income in proportion to the amount of the indebtedness remaining after any application of Insurance Proceeds or Condemnation Proceeds to the Indebtedness.

H)   PERFORMANCE OF LANDLORD OBLIGATIONS

          Mortgagor shall perform its obligations as landlord under the Leases, and shall neither take any action, nor fail to take any action, if the action or failure would be inconsistent with the commercially reasonable management of the property for the purpose of enhancing its long-term performance and value. Mortgagor shall not, without Mortgagee's written consent, extend, modify, terminate or enter into any lease of the Real Property, except in compliance with the Agreement Concerning Leasing, which Mortgagee and Mortgagor have entered into today, and which grants certain rights, personally, to Mortgagor.

I)   FINANCIAL REPORTS AND OPERATING STATEMENTS

          During the term of the Loan, Mortgagor shall maintain complete and accurate accounting and operational records including copies of all Leases and other written contracts relating to the Real Property, copies of all tax statements, and evidence to support the payment of all material property-related expenses. Within 120 days of the end of each fiscal year, Mortgagor shall deliver to Mortgagee a balance sheet, an operating statement, and an income and expense statement for the Real Property, together with supporting schedules and a complete rent roll, all certified as true and correct by Mortgagor and in form satisfactory to Mortgagee. The balance sheet, operating statement and income and expense statement need not, as an initial matter, be certified by an independent public accountant as having been prepared in accordance with generally accepted accounting principles, consistently applied, or in accordance with generally accepted auditing standards, but Mortgagee may require such certification if it has reason to believe that any previously provided financial information is misleading in any material respect. The rent roll must include each tenant's name, premises, square footage, rent (including percentage rent and the basis for its calculation), lease expiration date, renewal options and related rental rates, delinquencies, vacancies, and the existence of any unsatisfied landlord obligations in respect of tenant improvements or other leasing costs. If Mortgagor fails to deliver the items required in this Subsection, Mortgagee may, after giving
     Mortgagor fifteen (15) days' prior notice, engage an accounting firm to prepare the required items. In connection with the engagement of this firm and its supervision, Mortgagor shall pay Mortgagee an administrative fee of $1,000. The Mortgagor shall cooperate fully with any investigative audit required to permit the accounting firm to produce these items, and the fees and expenses incurred in connection with their preparation shall be paid on demand by Mortgagor.

(J)  ESTOPPEL STATEMENTS

          Upon request by the Mortgagee, Mortgagor shall, within ten Business Days of Notice of the request, furnish to Mortgagee or to whom it may direct a written statement acknowledging the amount of the Indebtedness and disclosing whether any offsets or defenses exist against the Indebtedness. Thereafter, Mortgagor shall be estopped from asserting any other offsets or defenses alleged to have arisen as of the date of the statement.

INSURANCE REQUIREMENTS

At all times until the Indebtedness is paid in full, Mortgagor shall maintain insurance coverage and administer insurance claims in compliance with this Section.

(A)  REQUIRED COVERAGES

     (a)  ALL RISK/OPEN PERILS SPECIAL FORM PROPERTY

               The Mortgagor shall maintain coverage of 100% of the replacement cost of all insurable elements of the Real Property and of all tangible Personal Property. If a coinsurance clause is in effect, an agreed amount endorsement is required. Blanket policies must include limits by property location. Coverage shall extend to the Real Property and to all tangible Personal Property.

     (b)  BROAD FORM BOILER AND MACHINERY

               If any such item is located on or about the Real Property, Mortgagor shall maintain this coverage, including a form of business income coverage.

     (c)  FLOOD

               If the Real Property is located in a special flood hazard area according to the most current flood insurance rate map issued by the Federal Emergency Management Agency and if flood insurance is available, Mortgagor shall maintain flood insurance coverage of all insurable elements of Real Property and of all tangible Personal Property.

     (d)  BUSINESS INTERRUPTION

               The Mortgagor shall maintain a form of business income coverage in the amount of 80% of one year's business income from the Property. Blanket policies must include limits by property location.

     (e)  COMPREHENSIVE/GENERAL LIABILITY

               The Mortgagor shall maintain such coverage (which may be in the form of umbrella/excess liability insurance) with a $1,000,000 combined single limit per occurrence and a minimum aggregate limit of $2,000,000.

     (f)  LIQUOR LIABILITY

               The Mortgagor shall maintain such coverage, if applicable law may impose liability on those selling, serving, or giving alcoholic beverages to others and if such beverages will be sold, served or given on the Real Property by Mortgagor.

     (g)  ELECTIVE COVERAGES

               Mortgagee may require additional coverages appropriate to the property type and site location. Additional coverages may include earthquake, mine subsidence, sinkhole, personal property, supplemental liability, or coverages of other property-specific risks.

(B)  HOW MORTGAGEE SHOULD BE NAMED

          On all property policies and coverages (including coverage against loss of business income), Mortgagee must be named as "first mortgagee" under a standard mortgage clause. On all liability policies and coverages, Mortgagee must be named as an "additional insured." Mortgagee should be referred to verbatim as follows: "(Name of Mortgagee) and its successors, assigns, and affiliates; as their interest may appear; c/o AEGON USA Realty Advisors, Inc.; Mortgage Loan Dept.; 4333 Edgewood Rd., NE; Cedar Rapids, Iowa 52499-5223."

(C)  RATING

          Each insurance carrier must be rated A, Class XII, or better by Best's Rating Service, without regard to its parent's or any reinsurer's rating.

(D)  DEDUCTIBLE

          The maximum deductible on all coverages and policies is $25,000.

(E)  NOTICES, CHANGES AND RENEWALS

          All policies must require the insurance carrier to give Mortgagee a minimum of thirty (30) days notice in the event of cancellation or non-renewal. Mortgagor shall report to Mortgagee immediately any vacancy, change of title, tenant occupancy or use, physical damage, additional improvements or other factors affecting any insurance contract. An original or certified copy of each policy is required upon renewal. If no such copy is available, Mortgagee will accept a binder for a period not to exceed
     90 days. All binders, certificates of insurance, and original or certified copies of policies must name Mortgagee as a named insured, or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent.

(F)  UNEARNED PREMIUMS

          If this Mortgage is foreclosed, Mortgagee may at its discretion cancel any of the insurance policies required under this Section and apply any unearned premiums to the Indebtedness.

(G)  FORCED PLACEMENT

          If Mortgagor fails to comply with the requirements of this Section, the Mortgagee may, at its discretion, procure any required insurance. If time permits, Mortgagee shall give Mortgagor fifteen (15) days' prior notice before procuring such required insurance, but if Mortgagee in its reasonable discretion determines that there is a deficiency in insurance coverage and it is not prudent to wait, Mortgagee may proceed to procure such insurance without prior notice to Mortgagor. Any premiums paid for such insurance, or the allocable portion of any premium paid by Mortgagee under a blanket policy for such insurance, shall be a demand obligation under this Mortgage, and any unearned premiums under such insurance shall comprise Insurance Proceeds and therefore a portion of the Property.

INSURANCE AND CONDEMNATION PROCEEDS

(A)  ADJUSTMENT OF INSURANCE CLAIMS AND COMPROMISE OF CONDEMNATION AWARDS

          The Mortgagor may settle and collect directly any insurance claim or condemnation proceeding if the effect of the casualty or the condemnation may be remediated for $50,000 or less. If a greater sum is required, Mortgagor may not settle any such claim or proceeding without the advance written consent of Mortgagee. If a Default exists, Mortgagor may not settle any insurance claim or condemnation proceeding without the advance written consent of Mortgagee.

(B)  DIRECT PAYMENT TO MORTGAGEE OF PROCEEDS

          If the Insurance Proceeds received in connection with a casualty or the Condemnation Proceeds received in respect of a condemnation exceed $50,000, or if there is a Default, then such proceeds shall be paid directly to Mortgagee. Mortgagee shall have the right to endorse instruments that evidence proceeds which it is entitled to receive directly.

(C)  AVAILABILITY TO MORTGAGOR OF PROCEEDS

          The Mortgagor shall have the right to use the Insurance Proceeds or the Condemnation Proceeds to rebuild the Improvements following a casualty, or to remedy the effect on the Real Property of any condemnation, if the amount received is less than $250,000, provided (a) no condition of Default then exists, (b) no Default with respect to any payment obligation under any of the Loan Documents shall have occurred during the preceding twelve months, (c) no nonmonetary default shall have occurred, been noticed and remained uncured beyond the applicable cure period and (d) the proceeds received by Mortgagee, together with any additional funds deposited with Mortgagee by Mortgagor, are then sufficient, in Mortgagee's discretion, to restore the Improvements to their condition before the casualty, or to remedy the effect on the Real Property of the condemnation. Mortgagee may condition disbursements on approval of plans and specifications, minimum disbursement requirements, submittal of certificates of occupancy and other appropriate evidence of completion, updating of Mortgagee's mortgagee title insurance coverage to insure the absence of mechanics' or materialmen's liens, disbursement on a percentage of completion basis with a ten percent holdback on all disbursements pending final completion, and other customary safeguards for construction lenders. All transactional expenses shall be paid by Mortgagor. If the amount received in respect of a casualty or condemnation equals or exceeds $250,000, then such proceeds may, at Mortgagor's option, be used to rebuild or to remedy subject to all of the provisions and procedures described above, but only if the Loan-to-Value ratio of the Property on completion will be 75% or less, as determined by Mortgagee based on its appraisal review, as determined by repeating the appraisal procedure described in
     Section 4.2.1 of the Commitment. If necessary, Mortgagor shall make a prepayment of the Loan, without premium, sufficient to achieve this Loan-to-Value ratio. The independent fee appraisal shall be at Mortgagor's expense, and Mortgagor shall pay Mortgagee an administrative fee of $2,500 in connection with its review. Mortgagee may require that Mortgagor deposit $10,000 with Mortgagee as security for these expenses or may pay the fee appraiser's and administrative fees from the proceeds at its sole discretion.

     Unless Mortgagor has the right to use the Insurance Proceeds or the Condemnation Proceeds under the foregoing paragraph, Mortgagee may, in its sole and absolute discretion, either apply them to the Loan balance or disburse them for the purposes of repair and reconstruction, or to remedy the effects of the condemnation. No prepayment premium will be charged on amounts applied to reduce the principal balance of the Loan.

ESCROW FUND

The Mortgagor shall pay the Monthly Escrow Payment on the first day of every month, commencing June, 1997. Any Monthly Escrow Payment received after the tenth day of the month in which it is due shall be subject to a late charge of five percent, which shall not be applied to the Escrow Fund. Mortgagee shall hold Monthly Escrow Payments in a non-interest-bearing fund from which Mortgagee will pay on a timely basis those Escrow Expenses that Mortgagee has anticipated will become payable on a regular basis during the Loan's term, and on which Mortgagee has based its determination of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement and the Monthly Reserve Requirement. The Escrow Fund will be maintained as an accounting entry in Mortgagee's general account, where it may be commingled with Mortgagee's other funds. Mortgagee may reanalyze the projected Escrow Expenses from time to time and shall advise Mortgagor of any change in the amount of the Monthly Escrow Payment. Upon the foreclosure of the Mortgage, the delivery of a deed in lieu of foreclosure, or the payoff of the Loan, the Lender shall apply amounts in the Escrow Fund, net of accrued Escrow Expenses, to the Indebtedness. Mortgagee shall remit any amounts in excess of the Indebtedness to Mortgagor.

DEFAULT

(A)  EXISTENCE OF DEFAULT

          A Default shall exist immediately upon the occurrence of any of the acts, omissions or circumstances specified in Subsection B (Monetary Defaults) below or in Subsection D (Incurable Nonmonetary Default) below. Upon the occurrence of any of the acts, omissions or circumstances specified in Subsection C (Curable Nonmonetary Default) below; Mortgagee shall, prior to exercising any remedies hereunder, deliver written Notice to Mortgagor of the existence of such an act, omission or circumstance, and such an act, omission or circumstance shall, if uncured within thirty days following delivery of such Notice, constitute a Default under the Loan Documents, or if, following such Notice, Mortgagor either ceases to pursue the cure of such an act, omission or circumstance with diligence, or repudiates its obligation to effect such a cure.

(B)  MONETARY DEFAULTS

          A monetary default shall exist upon any of the following:

     (a)  MONTHLY PRINCIPAL AND INTEREST PAYMENTS

               The Mortgagor's failure to pay, or to cause to be paid, any regular monthly payment of principal and interest under the Note, or any required Monthly Escrow Payment, so that Mortgagee receives the payment on or before the tenth day of the month in which the payment is due.

     (b)  MATURED INDEBTEDNESS

               The Mortgagor's failure to pay, or to cause to be paid, the Indebtedness when the Loan matures by acceleration under Section 16, because of a transfer or encumbrance under Section 13, or by lapse of time.

     (c)  DEMAND OBLIGATIONS

               The Mortgagor's failure to pay, or to cause to be paid, within thirty (30) days of Mortgagee's demand, any amount due under this Mortgage or any of the other Loan Documents other than as provided in subsection (a) (Monthly Principal and Interest Payments) or (b) (Matured Indebtedness) above.

(C)  CURABLE NONMONETARY DEFAULT

          A curable nonmonetary default shall exist upon any of the following:

     (a)  ENTRY OF A MATERIAL JUDGMENT

               The entry of any judgment against Mortgagor or any other Obligor, if the judgment may materially and adversely affect the value, use or operation of the Real Property.

     (b)  TAX LIEN

               The filing of any federal, state or local tax lien against Mortgagor or any other Obligor, or against the Real Property.

     (c)  FAILURE OF WARRANTY

               Any representation made in Section 5 or warranted in any other Loan Document shall become untrue or misleading in any material respect.

     (d)  OTHER DEFAULTS

               The Mortgagor's failure to observe any promise or covenant made in this Mortgage, if the failure is not described in Subsection B (Monetary Defaults) above, in Subsection D (Incurable Nonmonetary Default) below, or elsewhere in this Subsection C (Curable Nonmonetary Default).

(D)  INCURABLE NONMONETARY DEFAULT

          An incurable nonmonetary default shall exist upon any of the following:

     (a)  MATERIAL UNTRUTH OR MISREPRESENTATION

               Mortgagee's discovery that any representation made by the Borrower or by any other Obligor in any Loan Document in connection with the Loan was untrue or misleading in any material respect at the time it was made.

     (b)  VOLUNTARY BANKRUPTCY FILING

               The filing by Mortgagor or by any other Obligor of a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors.

     (c)  INVOLUNTARY BANKRUPTCY OR SIMILAR FILING

               The Mortgagor or any other Obligor becomes the subject of an involuntary petition in bankruptcy or of any other action that may result in a composition of its debts, that may provide for the marshaling of its assets for the satisfaction of Mortgagor's or such other Obligor's debts, or that may result in the judicially ordered sale of the its assets for the purpose of satisfying its obligations to creditors, unless a motion for the dismissal of the petition or other action is filed within ten days and results in its dismissal within sixty days of the filing of the petition or other action.

     (d)  INSOLVENCY

               An adjudication that Mortgagor or any other Obligor is insolvent.

     (e)  RECEIVERSHIP

               The appointment of a receiver or trustee to take possession of any of the assets of Mortgagor or of any other Obligor.

     (f)  LEVY OR ATTACHMENT

               The taking or seizure of any material portion of the Property under levy of execution or attachment.

     (g)  DEATH, DISSOLUTION OR LIQUIDATION

               The dissolution or liquidation of any Obligor that is not a natural person, or the cessation of its legal existence shall cease, or the death of any Obligor who is a natural person (unless the dissolution, liquidation, cessation or death results in a Permitted Transfer).

     (h)  ABANDONMENT

               The Mortgagor's abandonment of the Real Property.

     (i)  IMPAIRMENT OF THE LIEN BY LEGAL REQUIREMENT

               The promulgation by any Governmental Authority of a Legal Requirement, or a ruling by a court of competent jurisdiction, if the effect of the Legal Requirement or ruling is to make the payment of the Indebtedness unlawful or usurious, to prevent Mortgagor or any other Obligor from legally performing any material obligation under any Loan Documents, to materially impair the right of Mortgagee to accelerate the indebtedness upon the occurrence of a material Default, or to materially impair the right of

          Mortgagee, upon the failure of Mortgagor to pay the Indebtedness at its maturity through acceleration or lapse of time, to cause the sale of the Real Property and to apply the proceeds of the sale to the Indebtedness.

     (j)  IMPAIRMENT OF YIELD THROUGH TAXATION

               The promulgation of any Legal Requirement (other than income taxes) that taxes the Mortgage so that the yield on the Indebtedness would be reduced, if Mortgagor may neither lawfully pay the tax nor lawfully reimburse Mortgagee for its payment.

     (k)  DEFAULT UNDER OTHER LOAN DOCUMENTS

               The existence of a "Default" as defined in any other Loan
          Document.

     (l)  PROCEEDING TO CONTEST LIEN

               The Mortgagor's institution of any proceeding to contest the validity of Mortgagee's lien on the Property.

RIGHT TO CURE

Upon Default or upon the failure of Mortgagor, following a notice given under Subsection 10(B) (Monetary Defaults), to diligently pursue the cure of any act, omission or circumstance that may cause Default, Mortgagee shall have the right to cure the Default or the act, omission or circumstance. The expenses of doing so shall be part of the Indebtedness, and Mortgagor shall pay them to Mortgagee on demand.

CONTEST RIGHTS

Mortgagor may secure the right to contest Impositions and construction, mechanics' or materialmen's liens, through appropriate proceedings conducted in good faith, by depositing with Mortgagee an amount equal to 125% of the amount of the Imposition or the lien, or by obtaining and maintaining in effect a bond or other security in the same amount (with the proceeds of the bond payable directly to Mortgagee), or in such greater amount as shall be required by the surety or by the court to obtain a court order to stay the foreclosure of the lien pending resolution of the dispute, and to release the lien of record if the Mortgagor's fails to prevail in contesting the lien. The surety issuing such a bond shall be acceptable to

Mortgagee in its sole discretion. After such a deposit is made or bond issued, the Borrower shall promptly commence the contest of the lien and continuously pursue that contest in good faith and with reasonable diligence. If the contest of the related Imposition or lien is unsuccessful, Mortgagee shall use the amount deposited, or the proceeds of the bond or other security, to pay the Imposition or to satisfy the obligation from which the lien has arisen. Any surplus shall be refunded to Mortgagor.

DUE ON TRANSFER OR ENCUMBRANCE

Upon the sale of any portion of the Real Property, or upon any other conveyance, transfer or vesting of any direct or indirect interest in Mortgagor or the Property, including (i) the direct or indirect transfer of, or the granting of a security interest in, the ownership of Mortgagor, (ii) any encumbrance (other than a Permitted Encumbrance) of the Real Property (unless the Borrower contests the encumbrance in compliance with Section 12) and (iii) the granting of any security interest in the Property, the Indebtedness shall, at Mortgagee's option, become immediately due and payable without notice, unless the sale, conveyance, transfer or vesting is a Permitted Transfer.

PERMITTED TRANSFERS

A)   TRANSFER TO AN APPROVED PURCHASER

          The Mortgagor shall have the right, on one occasion during the term of the Loan, to sell or transfer the Property in a transaction approved by Mortgagee. Mortgagee agrees to approve a transfer if the following conditions are satisfied.

     (A)  NO DEFAULT

               No Default shall exist, and no act, omission or circumstance shall exist which, if uncured following notice and the passage of time, would become a Default.

     (B)  REQUEST AND SUPPORTING MATERIALS

               Mortgagee shall receive a written request for its approval at least ninety days in advance notice of the proposed transfer. The request shall specify the identity of the proposed transferee and the terms of the transaction, and shall be accompanied by the financial statements, tax returns, and organizational documents of the proposed transferee and its principals.

     (C)  CRITERIA TO BE CONSIDERED

               The financial strength, credit history and demonstrated property management expertise of the proposed transferee and its principals shall be satisfactory to Mortgagee in its reasonable discretion. Mortgagee expressly reserves the right to withhold its approval of the proposed transfer if the proposed transferee or any of its principals is or has been subject of any bankruptcy, insolvency, or similar proceeding.

     (D)  ASSUMPTION AGREEMENT

               Under the terms of the proposed transfer, the proposed transferee shall assume the Loan, without modification, under the terms of an assumption agreement and additional documentation satisfactory to Mortgagee in form and substance.

     (E)  RETENTION OF RECOURSE OBLIGATIONS

               Under the terms of the assumption agreement and additional documentation, (i) liability for Recourse Obligations arising after the date of the transfer and assumption shall be assumed by the principals of the proposed transferee, (ii) those liable for Recourse Obligations before the transfer shall be released from liability therefor as to matters arising after the date of the transfer and assumption, and (iii) liability for Recourse Obligations arising before or in connection with the transfer shall be retained by those liable for them before the transfer.

     (F)  TITLE INSURANCE ENDORSEMENT

               The Mortgagor shall agree to provide an endorsement to Mortgagee's mortgagee title insurance policy, insuring the continued validity and priority of the Mortgage following the assumption.

     (G)  ASSUMPTION FEE

               Mortgagee shall receive an assumption fee of one and one-half percent (1-1/2%) of the outstanding balance of the Loan, and Mortgagor shall agree to reimburse Mortgagee's out-of-pocket expenses incurred in connection with the proposed transfer, including title, recording, and attorney's fees, regardless of whether the transfer is consummated.

B)   TRANSFER OF MEMBERSHIP INTERESTS

          A transfer of membership interest in the Mortgagor limited liability company (i) among the members of the Mortgagor as of the date hereof (the "Current Members") or (ii) to immediate family members of the Current Members or to a trust for the benefit of such immediate family members will be permitted if the following conditions are satisfied:

          (a)  the Current Members retain management control of the Mortgagor;

          (b)  all of the Current Members retain an interest in the Mortgagor;

          (c) the Mortgagee is satisfied in its sole discretion that the transfer will not impair the financial strength of the Mortgagor;

          (d) the Mortgagor provides prior notice to the Mortgagee of such transfer and the annual financial information provided by the Mortgagor hereunder includes an updated list of members in the Mortgagor;

          (e)  the Mortgagor pays the Mortgagee a processing fee of $1,000.

C)   COSTS AND EXPENSES

          In all cases of a Permitted Transfer hereunder, the Mortgagor shall pay all the Mortgagee's out-of-pocket expenses, including the fees of outside counsel, incurred in the review and/or approval of any Permitted Transfer.

D)   CONTINUING LIABILITY

          In connection with a Permitted Transfer of the Property (which for the purposes of this subsection shall include a foreclosure action or deed-in-lieu-of-foreclosure), (i) the Mortgagor and any Obligor no longer holding any direct or indirect interest in the owner of the Property shall remain liable after the date of the Permitted Transfer under the Loan Documents only for fraud or written material misrepresentation and failure to perform under the environmental covenants or indemnifications set forth in the Loan Documents and (ii) the Mortgagor and any Obligor no longer holding any direct or indirect interest in the owner of the Property will be released from all other liability in connection with the Loan Documents.

NOTICE OF ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

Under the Absolute Assignment of Leases and Rents, Mortgagor has assigned to Mortgagee, and to its successors and assigns, all of Mortgagor's right and title to, and interest in, the Leases, including all rights under the Leases and all benefits to be derived from them. The rights assigned include all authority of Mortgagor to modify or terminate Leases, or to exercise any remedies, and the benefits assigned include all Rents. This assignment is present and absolute, but under the terms of the Absolute Assignment of Leases and Rents, Mortgagee has granted the Mortgagor a conditional license to collect and use the Rents, and to exercise the rights assigned, in a manner consistent with the Obligations. Mortgagee may, however, terminate the license by written Notice upon either (i) Default or (ii) the occupancy of more than one-half of the leasable space in the Improvements by a single tenant that is the subject of a petition under the Bankruptcy Code, that has threatened to file such a petition, or whose insolvency is imminent. If the license to collect Rents is terminated under clause (ii) and there is no Default, then Mortgagee collects the Rents directly, applies them to that portion of the Indebtedness then due and payable, and promptly remits any excess amount to Mortgagor. Mortgagor agrees to collect in trust for Mortgagee any Rents remitted to Mortgagor after the expiration or termination of Mortgagor's license to collect the Rents. Mortgagor further agrees to pay any such Rents to Mortgagee's promptly after they are received.

ACCELERATION

Under the terms of the Note, if a Default exists, Mortgagee may, at its option, without Notice to Mortgagor, declare the Indebtedness to be immediately due and payable.

RIGHTS OF ENTRY AND TO OPERATE

A)   ENTRY ON REAL PROPERTY

          If a Default exists, Mortgagee may without notice enter upon the Real Property and take exclusive possession of the Real Property and of all books, records and accounts, all without notice and without being guilty of trespass. If Mortgagor remains in possession of all or any part of the Property after Default and without Mortgagee's prior written consent, Mortgagee may, without notice to Mortgagor, invoke any and all legal remedies to dispossess Mortgagor.

B)   OPERATION OF REAL PROPERTY

          Following Default, Mortgagee may hold, lease, manage, operate or otherwise use or permit the use of the Real Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in accordance with the provisions of the Absolute Assignment of Leases and Rents.

RECEIVERSHIP

Following Default, Mortgagee may apply to a court of competent jurisdiction for the appointment of a receiver of the Property, whether or not the value of the Property exceeds the Indebtedness, whether or not waste or deterioration of the Real Property has occurred, and whether or not other arguments based on equity would justify the appointment. Mortgagor irrevocably consents to such an appointment. Any such receiver shall have all the rights and powers customarily given to receivers in New Jersey, including the rights and powers granted to Mortgagee by this Mortgage, the power to maintain, lease and operate the Real Property on terms approved by the court, and the power to collect the Rents and apply them to the Indebtedness or otherwise as the court may direct. Once appointed, a receiver may at Mortgagee's option remain in place until the Indebtedness has been paid in full.

FORECLOSURE

     Upon the occurrence of a Default, Mortgagee may immediately proceed to foreclose the lien of this Mortgage against all or part of the Real Property by foreclosure in accordance with the laws of New Jersey.

WAIVERS

     To the maximum extent permitted by law, Mortgagor irrevocably and unconditionally WAIVES and RELEASES any present or future rights (a) of redemption (b) that may exempt the Property from any civil process, (c) to appraisal or valuation of the Property, (d) to extension of time for payment,
(e) that may subject Mortgagee's exercise of its remedies to the administration of any decedent's estate or to any partition or liquidation action, (f) to any homestead exemption and (g) that in any way would delay or defeat the right of Mortgagee to cause the sale of the Real Property for the purpose of satisfying the Indebtedness. Mortgagor agrees that the price paid at a lawful foreclosure sale, whether by Mortgagee or by a third party, and whether paid through cancellation of all or a portion of the Indebtedness or in cash, shall conclusively establish the value of the Real Property.

EXCULPATION CLAUSE AND RECOURSE ("CARVEOUT") OBLIGATIONS

     Mortgagee agrees that it shall not seek to enforce any monetary judgment against Mortgagor except through recourse to the Property, unless the obligation from which the judgment arises is a Resource Obligation. Recourse Obligations include Mortgagee's costs, expenses (including reasonable attorneys' fees), losses and actual damages caused by, or incurred in connection with, (i) waste, not including ordinary wear and tear, unless Mortgagor fails to maintain the Real Property with ordinary care; (ii) fraud or written material misrepresentation; (iii) failure to pay taxes, assessments, ground rent or any other lienable impositions as required under the Loan Documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds, or the unavailability to the Mortgagee of condemnation proceeds because a lease of the Real Property grants a tenant the right to a portion of the award for the estate taken (unless that portion is specifically awarded to the tenant or allocated to the tenant's interest by the condemning authority; (v) failure while in monetary default to pay to Lender all rents, income and profits, net of reasonable and customary operating expenses; (vi) failure to perform under the environmental covenants or indemnifications set forth in the Loan Documents; (vii) destruction or removal from the Real Property of fixtures or personal property securing the Loan, unless replaced by items of equal value;
(viii) terminating, amending or entering into a lease of the Real Property in violation of the Loan Documents; or (ix) willful or grossly negligent violation of applicable law. The Mortgagor may also assume recourse liability under Loan Documents or other agreements that expressly provide for such personal liability, and such Loan Documents or agreements, if any, shall not be subject to the exculpation from personal liability set forth in this Paragraph.

     In addition, the Mortgagor shall have personal liability for the entire indebtedness if the Mortgagor (a) voluntarily transfers or encumbers the Property in violation of the Loan Documents, or (b) files a voluntary petition for reorganization under the Bankruptcy Code and has not offered, prior to the filing, to enter into the Mortgagee's choice of either an agreement to permit an uncontested foreclosure or an agreement to deliver a deed in lieu of foreclosure, within sixty days of Mortgagee's acceptance of the offer. Following Mortgagee's acceptance of such an offer, default by the Mortgagor shall trigger personal liability for the entire indebtedness. No such offer shall be conditioned on any payment by the Mortgagee, on the release of any obligor from any recourse obligation, or on any other concession.

SECURITY AGREEMENT AND FIXTURE FILING

A)   SECURITY AGREEMENT

          This Mortgage shall be self-operative and shall constitute a Security Agreement pursuant to the provisions of the Code with respect to those items comprising Property that may be subject to a security interest under the Code. Mortgagor, as debtor, hereby grants Mortgagee, as secured party, a security interest in those items and in all related additions, replacements, substitutions and proceeds, for the purpose of securing the Indebtedness. Mortgagor hereby agrees to execute and deliver on demand, and irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor, to execute, deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements or other instruments as Mortgagee may require in order to create, perfect, or continue this security interest. Mortgagor shall pay all related filing fees and costs, all reasonable costs and expenses of any record searches (or their continuations), as Mortgagee may reasonably require. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer the creation of any other lien on or security interest in any of the Property subject to the security interest. Upon Default, Mortgagee shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity, and, at Mortgagee's option, Mortgagee may also invoke the remedied provided elsewhere in this Mortgage as to such property. Mortgagor and Mortgagee agree that the rights granted to Mortgagee as secured party under this Section 22 are in addition to rather than a limitation on any of Mortgagee's other rights under this Mortgage with respect to the Personal Property. No failure to mention any item in a financing statement shall limit the scope of Mortgagor's assignment of any Property, impair the priority of Mortgagee's lien on any Personal Property, or alter Mortgagee's rights to Insurance Proceeds and Condemnation Proceeds, except to the extent that a court holds that mention of the item in the Code records was required in order for Mortgagee's interest to enjoy priority over the interests of third parties.

B)   FIXTURE FILING

          This Mortgage constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of Essex County, New Jersey with respect to any and all fixtures comprising Property. The "debtor" is 710 Rt. 46 Realty, LLC., c/o Principal Investment Group, Inc., a limited liability company organized under New Jersey law, the "secured party" is Life Investors Insurance Company of America, an Iowa corporation, the collateral is as described in Section herein and the granting clauses in this Mortgage, and the addresses of the debtor and secured party are the addresses stated in Subsection 24(K) of this Mortgage for notices to such parties.

ENVIRONMENTAL MATTERS

A)   REPRESENTATIONS

          The Mortgagor represents as follows:

     (A)  NO HAZARDOUS SUBSTANCES

               To the best of Mortgagor's knowledge following due inquiry as a duly diligent property owner, and except as disclosed in the ESA, the Real Property has been, and is, free of contamination from Hazardous Substances, and no Hazardous Substances have been released on or about the Real Property.

     (B)  COMPLIANCE WITH ENVIRONMENTAL LAWS

               To the best of Mortgagor's knowledge following due inquiry as a duly diligent property owner, and except as disclosed in the ESA, the Real Property and its current use and presently contemplated uses comply with all Environmental Laws and, in connection with the ownership, operation and use of the Real Property, all necessary permits, licenses, authorizations, and other consents and approvals have been obtained, and all necessary notices, publications, and filings have been made and given, with respect to the storage, use, and disposal of any Hazardous Substances in, on, or about the Real Property.

     (C)  NO ACTIONS OR PROCEEDINGS

               There is no present or, to the best of Mortgagor's knowledge following due inquiry as a duly diligent property owner, no past or threatened action, proceeding or investigation by any governmental authority or agency related to any suspected or actual violation of any Environmental Law with respect to, or the presence of any Hazardous Material on, the Real Property.

     (D)  NO "MAJOR FACILITY"

               No real property owned or occupied by the Mortgagor and located in New Jersey has been or is being used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-

          23.11b(1), nor will any such real property be so used without Mortgagee's written consent.

B)   COVENANTS

          Mortgagor covenants as follows:

     (A)  COMPLIANCE WITH ENVIRONMENTAL LAWS

               Mortgagor shall, and Mortgagor shall cause all employees, agents, contractors, and tenants of Mortgagor and any other persons present on or occupying the Real Property, to keep and maintain the Real Property in compliance with all Environmental Laws. Neither Mortgagor nor any of its employees, agents, contractors, or tenants or any other persons occupying or present on the Real Property shall use, generate, manufacture, store or dispose on, under or about the Real Property, or transport to or from the Real Property, any "Hazardous Substances," as such term is defined in N.J.S.A. 58:10-23.11b(k). No other real property in New Jersey that is owned or occupied by the Mortgagor shall be used to refine, produce, store, handle, transfer, process or transport such "Hazardous Substances," except in the normal course of Mortgagor's business and in compliance with all applicable laws. If the Department of Environmental Protection of the State of New Jersey (the "Department"), shall serve upon Mortgagor a directive to remove or arrange for the removal or discharge of any Hazardous Substances on the Property, Mortgagor shall within fifteen (15) days following receipt of such directive (i) comply with the directive within the time period provided therein to the satisfaction of the Department and (ii) provide a bond or title insurance endorsement, satisfactory to Mortgagee, insuring to Mortgagee a continuing first lien on the Real Property, notwithstanding the directive as to the Real Property.

     (B)  NOTICES, ACTIONS AND CLAIMS

               The Mortgagor shall immediately advise Mortgagee in writing of
     (i) any notices from any governmental or quasi-governmental agency or authority of violation or potential violation of any Environmental Law received by Mortgagor, (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law; (iii) all claims made or threatened by any third party against Mortgagor or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substances, and (iv) discovery by Mortgagor of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could cause the Real Property to become contaminated by or with Hazardous Substances.

C)   MORTGAGEE'S RIGHT TO CONTROL CLAIMS

          Mortgagee shall have the right (but not the obligation) to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Substances and to have its related and reasonable attorneys' and consultants' fees paid by Mortgagor upon demand.

D)   INDEMNIFICATION

          Mortgagor shall be solely responsible for, and shall indemnify, defend, and hold harmless Mortgagee and its directors, officers, employees, agents, successors and assigns from and against, any claim, judgment, loss, damage, demand, cost, expense or liability of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or after the date of this Mortgage) of Hazardous Substances on, in, under or about the Real Property (whether by Mortgagor, a predecessor in title, any tenant, or any employees, agents, contractor or subcontractors of any of the foregoing or any third persons at any time occupying or present on the Real Property), including: (i) personal injury; (ii) death; (iii) damage to property;
     (iv) all consequential damages; (v) the cost of any required or necessary repair, cleanup or detoxification of the Real Property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans;
     (vi) damage to any natural resources; and (vii) all reasonable costs and expenses incurred by Mortgagee in connection with clauses (i) through
     (vi), including reasonable attorneys' and consultants' fees; provided, however, that nothing contained in this Section shall be deemed to preclude Mortgagor from seeking indemnification from, or otherwise proceeding against, any third party including any tenant or predecessor in title to the Real Property. The covenants, agreements, and indemnities set forth in this Section shall be binding upon Mortgagor and its heirs, personal representatives, successors and assigns, and shall survive repayment of the indebtedness, foreclosure of the Real Property, and Mortgagor's granting of a deed to the Real Property in lieu of foreclosure. Payment shall not be a condition precedent to this indemnity. Any costs or expenses incurred by Mortgagee for which Mortgagor is responsible or for which Mortgagor has indemnified Mortgagee shall be paid to Mortgagee on demand, with interest at the Default Rate from the date incurred by Mortgagee until paid in full, and shall be secured by this Mortgage. Without the prior written consent of Mortgagee, Mortgagor shall not enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to Hazardous Substances.

E)   ENVIRONMENTAL AUDITS

          At such times as Mortgagee reasonably determines that an environmental audit of the Real Property for the presence of Hazardous Substances is necessary in order to determine whether the value of the Real Property has been or may in the future be impaired by the presence of Hazardous Substances on, about or under the Real Property (but no more often than once every five years unless Mortgagee has reason to believe that Hazardous Substances may be present). Mortgagor shall retain, upon request of Mortgagee, or Mortgagee may retain directly, at the sole cost and expense of Mortgagor, a licensed geologist, industrial hygienist or an environmental consultant (the "Environmental Consultant") acceptable to Mortgagee to conduct an environmental audit of the Real Property. Mortgagor shall afford any person conducting an environmental audit access to the Real Property and all materials reasonably requested in connection with the environmental audit. In light of the possible passage of title to Mortgagee as a result of Default, any requirement of an environmental audit by Mortgagee shall be deemed reasonable if a Default exists. Such a requirement shall also be deemed reasonable if Mortgagee has received notice of the likely existence of Hazardous Substances on, about or under the Real Property. Mortgagor shall pay the cost and expenses of any environmental audit obtained by Mortgagee on demand. Mortgagor shall at Mortgagee's request comply, at Mortgagor's sole cost and expense, with all recommendations contained in the environmental audit required to bring the Real Property into compliance with all Environmental Laws, or for additional testing and studies to further determine the location, quantity and types of Hazardous Substances detected by an environmental audit.

MISCELLANEOUS

A)   SUCCESSORS AND ASSIGNS

          All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Obligors, or to the holder of the Note, as the case may be.

B)   SURVIVAL OF OBLIGATIONS

          Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and will continue in full force and effect until the latest of (a) the date the Indebtedness has been paid in full and the Obligations have been performed and satisfied in full,
     (b) the last date permitted by law for bringing any claim or action with respect to which Mortgagee may seek payment or indemnification in connection with the Loan Documents, and (c) the date on which any claim or action for which Mortgagee seeks payment or indemnification is fully and finally resolved and, if applicable, any compromise thereof of judgment or award thereon is paid in full.

C)   FURTHER ASSURANCES

          Mortgagor, upon the request of Mortgagee, shall complete, execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage, to subject any property intended to be covered by this Mortgage to the liens and security interests it creates, to place third parties on notice of those liens and security interests, or to correct any defects which may be found in any Loan Document. Such instruments shall include, if Mortgagee so requests, a written statement of the Mortgagor, duly executed, showing the amount due on the Indebtedness and stating whether any offset or defense exists to the Indebtedness, and providing any other information which may be reasonably requested in connection with this Mortgage or the Indebtedness. Mortgagor's failure to provide such an estoppel certificate within ten Business Days of Mortgagee's written request shall be deemed an admission by Mortgagor that the amount of the Indebtedness is as stated in Mortgagee's estoppel certificate. Mortgagor irrevocably appoints Mortgagee as its agent to complete, execute, deliver and record or file all such instruments, to be exercised, however, only if Mortgagor is in default hereunder beyond the expiration of any applicable notice and cure period.

D)   EXPENSES

          Mortgagor shall pay all filing and recording fees, and all expenses incident to the execution and acknowledgment of this Mortgage, any supplements or amendments, and any instrument entered into under Subsection 24(C). Mortgagor shall pay or reimburse Mortgagee, upon demand, for all costs and expenses, including appraisal and reappraisal costs of the Property and reasonably attorneys' and legal assistants' fees, which Mortgagee may incur in connection with enforcement proceedings hereunder, and reasonable attorneys' and legal assistants' fees incurred by Mortgagee in any other suit, action, legal proceeding or dispute of any kind in which Mortgagee is made a party or appears as party plaintiff or defendant, affecting the Indebtedness, this Mortgage, or the Property, or required to protect or sustain the lien of this Mortgage. Mortgagor shall be obligated to pay (or to reimburse Mortgagee) for such fees, costs and expenses and shall indemnify and hold Mortgagee harmless from and against any and all loss, cost, expense, liability, damage and claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of Mortgagor's failure to promptly repay any such fees, costs and expenses.

E)   RECORDING AND FILING

          Mortgagor shall cause this Mortgage and all amendments, supplements, and substitutions to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee may reasonably request. Mortgagor and will pay all recording filing, re-recording and refiling taxes, fees and other charges.

F)   NO WAIVER

          No deliberate or unintentional failure by Mortgagee to require strict performance by Mortgagor of any Obligation shall be deemed a waiver, and Mortgagee shall have the right at any time to require strict performance by Mortgagor of any Obligation.

G)   COVENANTS RUNNING WITH THE LAND

          All Obligations are intended by the parties to be and shall be construed as covenants running with the Land.

H)   SEVERABILITY

          The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall nevertheless be construed and given effect to the extent possible. The invalidity or unenforceability of any provision in a particular jurisdiction shall neither invalidate nor render unenforceable any other provision of the Loan Document in that jurisdiction, and shall not affect the validity or enforceability of that provision in any other jurisdiction. If a provision is held to be invalid or unenforceable as to a particular person or under a particular circumstance, it shall nevertheless be presumed valid and enforceable as to others, or under other circumstances.

I)   USURY

          The parties intend that no provision of the Note or the Loan Documents be interpreted, construed, applied, or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest (the "Maximum Permitted Rate") permitted to be paid or collected by applicable law with respect to this transaction. In this regard, Mortgagor and Mortgagee each stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. Accordingly, none of the terms of this Mortgage, the Note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Permitted Rate. Mortgagor shall never be liable for interest in excess of the Maximum Permitted Rate. Therefore, (a) in the event that the Indebtedness and Obligations are prepaid or the maturity of the Indebtedness and Obligations is accelerated by reason of an election by Mortgagee, unearned interest shall be canceled and, if theretofore paid, shall either be refunded to Mortgagor or credited on the Indebtedness evidenced by this Note, as Mortgagee may elect; (b) the aggregate of all interest and other charges constituting interest under applicable laws and contracted for, chargeable or receivable under the Note and the other Loan Documents or otherwise in connection with the transaction contemplated thereby shall never exceed the maximum amount of interest, nor produce a rate in excess of the Maximum Permitted Rate; and (c) if any excess interest is provided for or received, it shall be deemed a mistake, and the same shall, at the option of Mortgagee, either be refunded to Mortgagor or credited on the unpaid principal amount (if any), and the Indebtedness evidenced by the Note shall be automatically reformed so as to permit only the collection of the interest at the Maximum Permitted Rate. Furthermore, if any provision of the Note or any of the other Loan Documents is interpreted, construed, applied, or enforced, in such a manner as to provide for interest in excess of the Maximum Permitted Rate, then the parties intend that such provision automatically shall be deemed reformed retroactively so as to require payment only of interest at the Maximum Permitted Rate. If, for any reason whatsoever, interest paid or received during the full term of the applicable Indebtedness produces a rate which exceeds the Maximum Permitted Rate, then the amount of such excess shall be deemed credited retroactively in reduction of the then outstanding principal amount of the Indebtedness, together with interest at such Maximum Permitted Rate. Mortgagee shall credit against the principal of such Indebtedness (or, if such Indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the Maximum Permitted Rate. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable indebtedness, so that the interest rate is uniform throughout the full term of such indebtedness. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend that all charges be excluded to the extent they are properly excludable under applicable usury laws, as they from time to time are determined to apply to this transaction. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Mortgagor and Mortgagee.

J)   ENTIRE AGREEMENT

          The Loan Documents contain the entire agreements between the parties relating to the financing of the Real Property, and all prior agreements which are not contained in the Loan Documents are terminated. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     (2) The Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall be null and void.

     (3) If Mortgagee and Mortgagor agree to change the terms of the Loan, and the change is a "modification" as defined in New Jersey P.L. 1985,
     c. 353, N.J.S.A. 46;9-8.1, ET SEQ., this Mortgage shall be subject to the priority provisions of that law.

K)   NOTICES

          In order for any demand, consent approval or other communication to be effective under the terms of this Mortgage, "Notice" must be provided under the terms of this Subsection. All Notices must be in writing. Notices may be (a) delivered by hand; (b) transmitted by telecopy (with a duplicate copy sent by first class mail, postage prepaid), (c) send by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

     (2)
     If to Mortgagee:

     Life Investors Insurance Company of America
     c/o AEGON USA Realty Advisors, Inc.
     4333 Edgewood Road, N.E.
     Cedar Rapids, Iowa 52499-5443
     Attn. Mortgage Loan Department; Loan No. 87532
     Telecopy Number: (319) 369-2188

     If to Mortgagor:

     710 Rt. 46 Realty, LLC., c/o Principal Investment Group, Inc.
     950 3rd Avenue
     31st Floor
     New York, New York 10022
     Telecopy Number: (212) 838-8180

     Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Telecopied notices will be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed received three (3) days after mailing. Either Mortgagee or Mortgagor may change its address for Notice by giving at least fifteen Business Days' prior Notice of such change to the other party.

L)   COUNTERPARTS

          This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

M)   APPLICABLE LAW

          This Mortgage will be interpreted, construed, applied, and enforced according to, and will be governed by, the laws of the State of New Jersey, without regard to any choice of law principles which, but for this provision, would require the application of the law of another jurisdiction and regardless of where executed or delivered, where payable or paid, where any cause of action accrues in connection with this transaction, where any action or other proceeding involving this Mortgage is instituted or pending, or whether the laws of the State of New Jersey otherwise would apply the laws of another jurisdiction. Mortgagor agrees that the sole and exclusive forum for the determination of any action relating to the validity and enforceability of the Note, this Mortgage and the other Loan Documents, and any other instruments securing the Note shall be either in an appropriate court of the State of New Jersey or the applicable United States District Court.

N)  SOLE BENEFIT

          This Mortgage and the other Loan Documents have been executed for the sole benefit of Mortgagor and Mortgagee and the successors and assigns of Mortgagee. No other party shall have rights thereunder or be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time. Mortgagor shall have no right to assign any of its rights under the Loan Documents to any party whatsoever, except as otherwise permitted hereunder.

O)   RELEASE OF CLAIMS

          Mortgagor hereby RELEASES, DISCHARGES and ACQUITS forever
     Mortgagee and its officers, directors, trustees, agents, employees and counsel (in each case, past present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by Mortgagor, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

P)   NO PARTNERSHIP

          Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between

     Mortgagor and Mortgagee, or in any way make Mortgagee a co-principal with Mortgagor with reference to the Property.

Q)   PAYOFF PROCEDURES

          If Mortgagor pays or causes to be paid to Mortgagee all so the Indebtedness, then Mortgagee's interest in the Real Property shall cease, and upon receipt by Mortgagee of such payment, Mortgagee shall either (a) release this Mortgage or (b) assign the Loan Documents and endorse the Note (in either case without recourse or warranty of any kind) to a takeout lender, upon payment (in the latter case) of an administrative fee of $750.

R)   INTERPRETATION

     (A)  HEADINGS AND GENERAL APPLICATION

               The section, subsection, paragraph and subparagraph headings of this Mortgage are provided for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of the sections, subsections, paragraphs or subparagraphs. If the text requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

     (B)  SOLE DISCRETION

               Mortgagee may take any action or decide any matter under the terms of this Mortgage or of any other Loan Document (including any consent, approval, acceptance, option, election or authorization) in its sole and absolute discretion, for any reason or for no reason, unless the related Loan Document contains specific language to the contrary. Any approval or consent which the Mortgagee might withhold may be conditioned in any way.

     (C)  RESULT OF NEGOTIATIONS

               This Mortgage results from negotiations between Mortgagor and Mortgagee and from their mutual efforts. Therefore, it shall be so construed, and not as though it had been prepared solely by Mortgagee.

     (D)  REFERENCE TO PARTICULARS

               The scope of a general statement made in this Mortgage or in any other Loan Document shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement's scope. Therefore, unless the relevant provision of a Loan Document contains specific language to the contrary, the term "include" shall mean "include, but shall not be limited to" and the term "including" shall mean "including, without limitation."

S)   INDEBTEDNESS MAY EXCEED NOTE'S FACE AMOUNT

          Mortgagor's successors or assigns are hereby placed on notice that the Note contains late charge, prepayment and other provisions which may result in the outstanding principal balance exceeding the face amount of the Note.

T)   JOINT AND SEVERAL LIABILITY

          If there is more than one individual or entity executing this Mortgage as Mortgagor, liability of such individuals and entities under this Mortgage shall be joint and several.

U)   TIME OF ESSENCE

          Time is of the essence of each and every covenant, condition and provision of this Mortgage to be performed by Mortgagor.

V)   JURY WAIVER

          Mortgagor hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights (i) under this Mortgage or any other Loan Document or (ii) arising from any lending relationship existing in connection with this Mortgage or any other Loan Document, and Mortgagor agrees that any such action or proceeding shall be tried before a judge and not before a jury.

W)  RENEWAL, EXTENSION, MODIFICATION AND WAIVER

          Mortgagee, at its option, may at any time renew or extend this Mortgage, the Note or any other Loan Document. Mortgagee may enter into a modification of any Loan Document without the consent of any person not a party to the document being modified. Mortgagee may waive any covenant or condition of any Loan Document, in whole or in part, at the request of any person then having an interest in the Property or in any way liable for any part of the Indebtedness. Mortgagee may take, release, or resort to any security for the Note and the Obligations and may release any party primarily or secondarily liable on any Loan Document, all without affecting any liability not expressly released in writing by Mortgagee.

X)   CUMULATIVE REMEDIES

          Every right and remedy provided in this Mortgage shall be cumulative of every other right or remedy of Mortgagee, whether conferred by law or by grant or contract, and may be enforced concurrently with any such right or remedy. The acceptance of the performance of any obligation to cure any Default shall not be construed as a waiver of any rights with respect to any other past, present or future Default. No waiver in a particular instance of the requirement that any Obligation be performed shall be construed as a waiver with respect to any other Obligation or instance.

Y)   TRANSFER OF OWNERSHIP

          Mortgagee may, without notice to Mortgagor, deal with any person in whom ownership of any part of the Real Property has vested, without in any way vitiating or discharging Mortgagor from liability for any of the Obligations.

Z)   NO MERGER

          Even though title to the Real Property may be held in the future by Mortgagee, the interest of the owner of the Real Property and the interest of the holder of the title or lien granted by this Mortgage shall at all times be separate, distinct and apart, and shall in no event be merged by operation of law or otherwise, unless and until all persons at the time having an interest in the Real Property and this Mortgage shall join in the execution of a written instrument effecting such merger of estates (it being understood that this provision shall survive the payment in full of the Indebtedness).

     AA)  ACKNOWLEDGEMENT OF RECEIPT OF MORTGAGE

                         MORTGAGOR HEREBY DECLARES AND
                   ACKNOWLEDGES THAT MORTGAGOR HAS RECEIVED,
                 WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

     IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the day and year first above written.

WITNESS                                       710 RT. 46 REALTY, LLC, a New
                                              Jersey limited liability company

/s/                                             By /s/ Richard F. Wagman [SEAL]
-----------------------------                   -------------------------------
                                                Richard F. Wagman, Member




STATE OF New York
                                                 ) SS:
CITY/COUNTY OF New York

I HEREBY CERTIFY that on this 29th day of April, 1998, before me, the undersigned officer, personally appeared Richard F. Wagman, who acknowledged himself to be the managing member of 710 RT. 46 REALTY, LLC, a New Jersey limited liability company, the within Mortgagor, and that he, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of 710 RT. 46 REALTY, LLC, a New Jersey limited liability company.

     IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.


                                             /s/ Martin Kravet
                                             ----------------------------------
                                                        Notary Public

My Commission expires:
                                         MARTIN KRAVET
                               NOTARY PUBLIC, STATE OF NEW YORK
                                        NO. 41-4974698
                                  QUALIFIED IN QUEENS COUNTY
                             COMMISSION EXPIRES NOVEMBER 19, 1998

                                  EXHIBIT A

                            BLOCK 2901, LOT 20.02

                FAIRFIELD TOWNSHIP, ESSEX COUNTY, NEW JERSEY

BEGINNING at a point in the southerly line of U.S. Highway Route 46, said point being the eastbound point of curvature at Station 198+89.26 on said southerly line, said point being distant 100.00 feet on a course bearing South 24DEG.14'35" East from the centerline of said U.S. Route 46 at said point of curvature; and from thence running

1) easterly along a curve deflecting to the right having a radius of 1877.08 feet an arc distance of 144.70 feet, the chord of which bears North 67DEG.57'55" East and being 144.66 feet in length, to a point; thence

2) North 79DEG.06'25" East a distance of 147.30 feet to a point in the westerly bank of the Passaic River; thence

3) South 12DEG.40'35" East along the said westerly bank 322.04 feet to an angle point; thence

4) South 03DEG.35'55" East still along the said westerly bank 454.17 feet to the northeast corner of Lot No. 17 in Block 2901 as shown on the Tax Maps of the Township of Fairfield; thence

5) South 65DEG.00'35" West along the northerly line of said lot 17, the northerly terminus of Jane Road and the northerly line of Lot 10 on said map a distance of 376.12 feet to an angle point; thence

6) South 66DEG.10'05" West still along the northerly line of Lot 10 a distance of 164.95 feet to a point and corner; thence

7) North 28DEG.09'00" West still along the northerly line of Lot 10 a distance of 60.00 feet to an angle point; thence

8) North 34DEG.50'00" West still along the said northerly line a distance of 12.17 feet to an angle point; thence

9) South 42DEG.46'34" West still along the said northerly line a distance of 212.57 feet to the southeast corner of Lot 6 on said map; thence

10) North 53DEG.54'40" West along the easterly line of said Lot 6 a distance of 124.08 feet to the southwesterly corner of Lot 20.01 on said map; thence

11) North 65DEG.45'25" East along the southerly line of Lot 20.01 a distance of 213.54 feet to an angle in same; thence

12) North 24DEG.14'35" West at right angles to the previous course and still along the said southerly line a distance of 19.10 feet to a point; thence

13)  North 20DEG.45'25" East still along the said southerly line a distance of
     379.95 feet to a point of curvature; thence

14) Northerly on a curve deflecting to the left and having a radius of 64.00 feet, the chord of which bears North 16DEG.05'02" East for a distance of
     10.43 feet, an arc distance of 10.44 feet to the southeast corner of said Lot 10; thence

15) North 24DEG.14'35" West at right angles to U.S. Route 46 and along the easterly line of Lot 10 a distance of 390.40 feet to the aforementioned southerly line of U.S. Route 46; thence

16) North 65DEG.45'25" East along the said southerly line of U.S. Route 46 a distance of 250.46 feet to the point and place of BEGINNING.


Containing 427,755.20 square feet, or 9.820 acres of land.

Together with an ingress/egress easement twelve feet (12') in width through Lot 20.01 as described in EXHIBIT "D" of an Easement Agreement between Prime Motor Inns, and Silcito 46 filed in the Office of the Essex County Register on June 28, 1984 in Deed Book 4833/545, etc.

Together also with a parking easement in Lot 20.01 described in EXHIBIT "E" in said Easement Agreement.

Subject to an ingress/egress easement twelve feet (12') in width granted to Lot 20.01 and described in EXHIBIT "C" of the abovementioned Easement Agreement.

                                     EXHIBIT B
                               (Permitted Exceptions)


1.  Covenants and Restrictions in Deed Book 4833 page 530.

2.  Easements in Deed Book 4942 page 743 and Deed Book 5048 page 62.

3.  Stream Encroachment Permit in Deed Book 4688 page 667.

4. Terms, conditions, and provisions in Deed Book 4833 page 545 and Deed Book 4833 page 537.

5. Rights of Easement of others to drain through or otherwise use the Passaic River running along or through the premises.